UNITED STATES

SECURITIES AND EXCHANGE1 COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2026

XCF GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42687	33-4582264
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Blvd. Floor 18 Suite 164 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(346) 630-4724

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SAFX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

XCF Global, Inc. (the “Company”) is filing this Current Report on Form 8-K to provide updated pro forma financial information (the “Updated Pro Formas”), as set forth under Item 9.01 below, related to the proposed business combination which was initially disclosed by the Company on the Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on April 14, 2026. For more information about the transactions referenced in the Updated Pro Formas, please refer to (i) the Current Report on Form 8-K filed by the Company on April 14, 2026 and (ii) the Registration Statement on Form S-4, filed by the Company on June 15, 2025, as amended on July 14, 2026 and July 27, 2026.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Statements.

The unaudited pro forma condensed combined financial information of the Company for the six months ended June 30, 2026 and the year ended December 31, 2025, and the related notes thereto, are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits:

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Combined Financial Information of the Company for the six months ended June 30, 2026 and the year ended December 31, 2025.
104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2026
XCF GLOBAL, INC.

	By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Chief Executive Officer